NEWS RELEASE
Contact: Donald P. Hileman President and CEO (419) 782-5104 dhileman@first-fed.com

For Immediate Release	Exhibit 99.2

FIRST DEFIANCE FINANCIAL CORP. AND FIRST COMMUNITY BANK ANNOUNCE TERMINATION OF MERGER AGREEMENT

DEFIANCE, OHIO (April 21, 2014) – First Defiance Financial Corp. (NASDAQ: FDEF), the holding company for First Federal Bank of the Midwest, and First Community Bank, headquartered in Columbus, Ohio, jointly announced the termination of the merger agreement signed in February 2014.

The two companies issued a joint statement:

“It has become evident that the time to complete the merger would be significantly longer than originally expected, and the two companies mutually decided that terminating the agreement was in the best interest of all parties.”

About First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 32 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana. First Insurance Group is a full-service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

About First Community Bank

First Community Bank is a State chartered, family owned and operated community bank dedicated to providing customized loans to meet the needs of its customers. First Community Bank was founded in 1903, is headquartered in Columbus, Ohio and has four branches.

For more information, visit the company’s website at www.firstcommunitybank.com

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2013. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.